Exhibit 10.1

SHARE REPURCHASE AGREEMENT

June 15, 2021

By and between WILLSCOT MOBILE MINI HOLDINGS CORP. and SAPPHIRE HOLDING S.Á R.L.

SHARE REPURCHASE AGREEMENT

THIS SHARE REPURCHASE AGREEMENT (this “Agreement”) is made and entered into as of June 15, 2021,

BY AND BETWEEN:

(1)	WILLSCOT MOBILE MINI HOLDINGS CORP., a Delaware corporation (the “Company”); and

(2)	SAPPHIRE HOLDING S.Á R.L., a société à responsabilité limitée organized under the laws of Luxembourg (the “Selling Stockholder”),

which is selling Shares (as defined below) in the Secondary Offering (as defined below).

WHEREAS:

(A)	The Selling Stockholder owns 43,798,390 shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company (the “Common Stock”);

(B)	The Company and the Selling Stockholder propose to enter into a transaction (the “Repurchase Transaction”) whereby the Selling Stockholder shall sell to the Company and the Company shall purchase from the Selling Stockholder 3,900,000 of the Shares (the “Repurchase Shares”) at the Per Share Repurchase Price (as defined below); and

(C)	The Selling Stockholder proposes to sell through an underwritten public offering registered with the Securities and Exchange Commission(the “Secondary Offering”) at least 14,000,000 of the Shares (the “Secondary Shares”).

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

1.	Repurchase

1.1	Repurchase of Shares

The Selling Stockholder shall sell to the Company, and the Company shall purchase from the Selling Stockholder, all the Repurchase Shares, under the terms and subject to the conditions hereof and in reliance upon the representations, warranties and agreements contained herein, at the Closing (as defined below), at the per share price at which the Secondary Shares are sold to the underwriter(s) through the Secondary Offering (the “Per Share Repurchase Price”).

1.2	Closing

(a)	The closing of the Repurchase Transaction (the “Closing”) shall take place via the electronic exchange of documents and signature pages immediately subsequent to the satisfaction or waiver of the conditions set forth in Section 4 herein (with the date upon which such satisfaction or waiver occurs being referred to here as the “Closing Date”) or at such other time, date or place as the Selling Stockholder and the Company may agree in writing.

(b)	At the Closing, the Selling Stockholder shall deliver the stock certificates representing the Repurchase Shares sold by the Selling Stockholder to the Company, duly endorsed for transfer to the Company, or as instructed by the Company, and the Company agrees to deliver to the Selling Stockholder a dollar amount equal to the product of the Per Share Repurchase Price and the number of Repurchase Shares sold by the Selling Stockholder by wire transfer of immediately available funds.

2.	Representations and Warranties of the Selling Stockholder

The Selling Stockholder represents and warrants to the Company as follows:

(a)	Title to Repurchase Shares

The Selling Stockholder has good and valid title to the Repurchase Shares to be sold at the Closing Date by the Selling Stockholder, free and clear of all liens, encumbrances, equities or adverse claims. The Selling Stockholder will have, immediately prior to the Closing, good and valid title to the Repurchase Shares to be sold at the Closing Date by the Selling Stockholder, free and clear of all liens, encumbrances, equities or adverse claims; and, upon delivery of such Repurchase Shares and payment therefor pursuant hereto, good and valid title to such Repurchase Shares, free and clear of all liens, encumbrances, equities or adverse claims, will pass to the Company.

(b)	Required Consents; Authority

Except as would not impair in any material respect the ability of the Selling Stockholder to consummate its obligations hereunder, all consents, approvals, authorizations, orders and qualifications necessary for the execution, delivery and performance by the Selling Stockholder of this Agreement, and for the sale and delivery of the Repurchase Shares to be sold by the Selling Stockholder hereunder, have been obtained; and the Selling Stockholder has full right, power and authority to enter into, execute and deliver this Agreement and to sell, assign, transfer and deliver the Repurchase Shares to be sold by the Selling Stockholder hereunder; this Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder.

(c)	Receipt of Information

The Selling Stockholder has received all the information it considers necessary or appropriate for deciding whether to consummate the Repurchase Transaction on the terms provided by this Agreement. The Selling Stockholder has had an opportunity to ask questions of and to receive answers from, the Company concerning the Company, the Repurchase Shares and the transactions described in this Agreement. The Selling Stockholder has had the opportunity to discuss with its tax advisors the consequences of the transactions described in this Agreement. The Selling Stockholder has not received, nor is it relying on, any representations or warranties from the Company other than as provided herein, and the Company hereby disclaims any other express or implied representations or warranties with respect to itself.

3.	Representations and Warranties of the Company

The Company represents and warrants to the Selling Stockholder as follows:

(a)	Authority Relative to this Agreement

Except as would not impair in any material respect the ability of the Company to consummate its obligations hereunder, the Company has full corporate power and authority, and has obtained all approvals and consents required to enter into, to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(b)	Approvals

Except as would not impair in any material respect the ability of the Company to consummate its obligations hereunder, no consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated by this Agreement.

4.	Conditions to Closing

4.1	Completion of Secondary Offering

The obligations of the Company to purchase the Repurchase Shares at the Closing are subject to the fulfillment on or prior to the Closing of the condition that the Secondary Offering shall have been consummated in accordance with the terms and conditions of any underwriting or purchase agreement entered into in connection therewith.

5.	Tax Treatment

The parties hereto agree to treat the purchase of the Repurchase Shares by the Company contemplated under this Agreement, along with the Secondary Offering, as “substantially disproportionate” with respect to the Selling Shareholder for purposes of Section 302(b)(2) of the U.S. Internal Revenue Code of 1986, as amended, and agree to file relevant tax returns (including IRS Forms 1099) consistent with such treatment except upon a contrary final determination by an applicable taxing authority. In addition, the Company agrees not to treat the purchase of the Repurchase Shares under this Agreement as a dividend subject to U.S. federal withholding tax.

6.	Miscellaneous

6.1	Termination

This Agreement may be terminated at any time by the mutual written consent of each of the parties hereto. Furthermore, unless such date is extended by the mutual written consent of each of the parties hereto, this Agreement shall automatically terminate and be of no further force and effect in the event that the conditions in Section 4.1 of this Agreement have not been satisfied within ten (10) Business Days after the date hereof.

6.2	Savings Clause

No provision of this Agreement shall be construed to require any party or its affiliates to take any action that would violate any applicable law (whether statutory or common), rule or regulation.

6.3	Amendment and Waiver

This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any party may waive in whole or in part any benefit or right provided to it under this Agreement, such waiver being effective only if set forth in a writing executed by such party (and by the Company, in the case of any waiver by the Selling Stockholder). No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any party under or by reason of this Agreement. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

6.4	Severability

If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

6.5	Entire Agreement

Except as otherwise expressly set forth herein, this Agreement, together with the agreements and other documents and instruments referred to herein or therein or annexed hereto and executed contemporaneously herewith, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

6.6	Successors and Assigns

Neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part by any party without the prior written consent of the other parties.

6.7	No Third Party Beneficiaries

No person other than the parties hereto shall have any rights or benefits under this Agreement, and nothing in this Agreement is intended to, or will, confer on any person other than the parties hereto any rights, benefits or remedies.

6.8	No Broker

Except as previously disclosed to each other party in writing, no party has engaged any third party as broker or finder or incurred or become obligated to pay any broker's commission or finder's fee in connection with the transactions contemplated by this Agreement. Except as previously disclosed to each other party in writing, no party has engaged any third party as broker or finder or incurred or become obligated to pay any broker's commission or finder's fee in connection with the transactions contemplated by this Agreement.

6.9	Counterparts

This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement

6.10	Notices

All notices and other communications to any party hereunder shall be in writing (including facsimile transmission and e-mail transmission, so long as a receipt of such e-mail is requested and received) and shall be given,

If to Company:

WillScot Mobile Mini Holdings Corp.

4646 E. Van Buren Street

Phoenix, AZ 85008

Attn: Christopher J. Miner

Phone: (480) 477-0241

Email: cminer@mobilemini.com

If to Selling Stockholder:

Sapphire Holding S.á r.l

20 rue Eugene Ruppert

Luxembourg L 2453

Grand Duchy of Luxembourg

Attn: Gary May / Evelina Ezerinskaite

Phone: +352 26 49 32 98

Email: Notifications@tdrcapital.com / tdrlux@tdrcapital.com

6.11	Governing Law; Consent to Jurisdiction

This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

6.12	Interpretation

The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." “Business Day” means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.

[Signature Pages Follow]

Signatories

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first set forth above.

WILLSCOT MOBILE MINI HOLDINGS CORP.

By:	/s/ Bradley Soultz
	Name:	Bradley Soultz
	Title:	Chief Executive Officer

[Signature page to Share Repurchase Agreement]

SAPPHIRE HOLDING S.Á R.L.

By:	/s/ Evelina Ezerinskaite
	Name:	Evelina Ezerinskaite
	Title:	Class A Manager

[Signature page to Share Repurchase Agreement]